United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 25, 2015

Date of Report (Date of earliest event reported)

SAKER AVIATION SERVICES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52593	87-0617649
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 South Street, Pier 6 East River, New York, NY		10004
(Address of principal executive offices)		(Zip Code)

(212) 776-4046

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2015, The Board of Directors (the “Board”) of Saker Aviation Services, Inc. (the “Company”) appointed each of Marc Chodock and Roy Moskowitz to serve as Directors of the Company. The Board made such appointments by filling existing vacancies.

Mr. Chodock has served as Managing Member of Arvice Capital Management LLC since February 2013. Previously, he was a consultant in the New York office of McKinsey & Company, Inc from 2011 to 2013. Prior to joining McKinsey, Mr. Chodock was a private investor from 2009 to 2011 after being a Principal at MatlinPatterson Global Advisors, where he served on the Board of Directors of four companies. He holds a Bachelor of Science in Economics from the University of Pennsylvania’s Wharton School of Business and a Bachelor of Applied Science in Biomedical Science from the School of Engineering and Applied Science of the University of Pennsylvania.

Mr. Moskowitz has served as the Chief Legal Officer and Secretary of The New School since September 2006. Prior to his tenure at The New School, he served as Deputy to the Regional Superintendent of Region 9 in the New York City School District, from August 2003 to June 2004, and as Special Counsel of Community School District #2 from September 2000 to July 2003. Prior to that, he served as the Acting General Counsel and Vice Chancellor for Legal Affairs and as the Deputy General Counsel of the City University of New York. Mr. Moskowitz holds a JD from the Hofstra University School of Law and a Bachelor of Arts in Political Science from the State University of New York College at Purchase.

There are no arrangements or understandings between Mr. Chodock, Mr. Moskowitz and any other persons with respect to their appointments as Directors of the Company. There have been no transactions, nor are there any current proposed transactions, to which the Company or any of its subsidiaries was or is to be a party in which Mr. Chodock, Mr. Moskowitz, or any member of their respective immediate families, had, or will have, a direct or indirect material interest.

Mr. Chodock and Mr. Moskowitz will receive equity and cash compensation in accordance with the Company’s previously adopted compensation arrangements for Directors, as described under the heading “Executive Compensation” in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 31, 2015. Such description is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2015		SAKER AVIATION SERVICES, INC.

	By:	/s/ Ronald J Ricciardi
Ronald J. Ricciardi
President